                                                                   EXHIBIT 10.10

              ___________________________________________________

                           CORINTHIAN SCHOOLS, INC.
                             SECURITY AGREEMENT

              ___________________________________________________

                             Dated as of June 30, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                      PAGE
                                                                                                                      ----
    BACKGROUND....................................................................................................       1
    A.   Purchase Agreement........................................................................................      1
    B.   Senior Loans..............................................................................................      1

STATEMENT OF AGREEMENT..............................................................................................     2
           Section 1.      Defined Terms............................................................................     2
           Section 2.      Grant of Security Interest...............................................................     4
           Section 3.      Default, Enforcement, Remedies and Application of Proceeds...............................     5
                  3.1      Default..................................................................................     5
                  3.2      Remedies.................................................................................     5
                  3.3      Power of Attorney........................................................................     7
           Section 4.      Warranties, Covenants and Agreements.....................................................     7
                  4.1      Records..................................................................................     7
                  4.2      Accounting...............................................................................     7
                  4.3      Cooperation..............................................................................     7
                  4.4      Discharge Taxes, Assessments, Etc........................................................     8
                  4.5      Inventory................................................................................     8
                  4.6      Maintenance of Equipment.................................................................     8
                  4.7      Expenses.................................................................................     8
                  4.8      Limitations on Dispositions of Inventory and Equipment...................................     8
                  4.9      Limitations on Dispositions of Accounts and Contracts....................................     8
                  4.10     Location of the Collateral...............................................................     9
                  4.11     Negative Pledge..........................................................................     9
                  4.12     Notices..................................................................................     9
           Section 5.      Termination..............................................................................     9
           Section 6.      Financing Statements.....................................................................     9
           Section 7.      Waivers..................................................................................    10
           Section 8.      Security Interest Absolute...............................................................    10
           Section 9.      Release..................................................................................    10
           Section 10.     Indemnification..........................................................................    11
           Section 11.     Equalization of Amounts Received by Secured Parties......................................    11
           Section 12.     Subordination by Secured Parties.........................................................    11
           Section 13.     Miscellaneous............................................................................    12
                  13.1     Entire Agreement.........................................................................    12
                  13.2     Amendments and Waivers...................................................................    12
                  13.3     Governing Law............................................................................    12
                  13.4     Severability.............................................................................    12
                  13.5     Third Party Beneficiaries................................................................    12
                  13.6     Rules of Construction....................................................................    12
                  13.7     Notices..................................................................................    13
                  13.8     Assignment...............................................................................    14

                  13.9     Further Acts and Documents.................................................................   14
                  13.10    Counterparts...............................................................................   14
           Section 14.     No Personal Liability......................................................................   14

                           Schedule A   Additional Places of Business

                              SECURITY AGREEMENT


     This is a SECURITY AGREEMENT dated as of June 30, 1995 ("Agreement") made by CORINTHIAN SCHOOLS, INC. ("Debtor"), a Delaware corporation, for the benefit of BANC ONE CAPITAL PARTNERS II, LIMITED PARTNERSHIP ("BOCP II"), a Delaware limited partnership under the Credit Facility Agreement dated as of the date hereof ("Senior Credit Agreement") and for the benefit of BOCP II and PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP ("Primus"), an Ohio limited partnership, under the Subordinated Secured Note and Warrant Purchase Agreement dated as of the date hereof ("Purchase Agreement") by and among the Debtor, as seller and BOCP II and Primus, as purchasers.

     BOCP II in its capacity as lender under the Senior Credit Agreement is referred to as the "Senior Lender." BOCP II in its capacity as a purchaser under the Purchase Agreement and Primus are referred to collectively as the "Secured Parties." The Debtor, Primus and BOCP II are referred to collectively as the Parties and individually as a "Party."

                                  BACKGROUND

A.   PURCHASE AGREEMENT.

     Upon the terms and subject to the conditions set forth in the Purchase Agreement, (i) the Debtor has agreed to issue and sell Subordinated Secured Notes due June 30, 2000 in the aggregate principal amount of $2,000,000 to BOCP II and BOCP II has agreed to purchase such Notes; and the Debtor has agreed to issue and sell Subordinated Secured Notes due June 30, 2000 in the aggregate principal amount of $500,000 to Primus and Primus has agreed to purchase such Notes (collectively, the "Notes" and individually, a "Note") and (ii) Debtor has issued and sold warrants ("Warrants") to purchase 5,000 shares of its Class B Common Stock, par value $.01 per share ("Class B Common"), and 1,250 shares of its Class A Common Stock, par value $.01 per share ("Class A Common") to BOCP II and Primus, respectively ("Warrant Shares"), and the Secured Parties have purchased such Warrants. The Warrants are evidenced by certificates dated as of the date hereof ("Warrant Certificates") issued to the Secured Parties.

B.   SENIOR LOANS.

     Pursuant to the Senior Credit Agreement, the Senior Lender has agreed to advance up to a maximum of $2,000,000 aggregate principal amount at any one time outstanding to the Debtor on a revolving credit basis (together with any modifications, renewals or refinancings thereof, "Senior Loans"). Pursuant to this Security Agreement, payment of the Senior Loans is secured by the grant by the Debtor of a first priority security interest in all the assets herein and all of the documents related thereto ("Collateral"), which constitute the Collateral that is now or hereafter owned by the Debtor and payment of the Obligations (as hereinafter defined) of the Debtor to the Secured Parties is secured by the grant by the Debtor of a second priority security interest in such Collateral. Pursuant to the terms of the Senior Credit Agreement, the note evidencing the Senior Loans must be paid in full on or before June 30, 1996. It is anticipated, however, that the Debtor will refinance its Obligations under the Senior Credit Agreement prior to June 30, 1996, pursuant to the terms of an agreement with a third party bank or financial institution providing for revolving credit loans secured by the Collateral. Such agreement shall be subject to the consent of the Purchasers, which consent shall not be unreasonably withheld, and the lender with respect thereto shall be granted a first perfected security interest in the Collateral on terms substantially equivalent to those set forth in this Agreement.

                            STATEMENT OF AGREEMENT

     In consideration of the foregoing, the Parties hereby agree as follows:

     SECTION 1.  DEFINED TERMS.

     As used in this Security Agreement the following terms shall have the following meanings, unless the context otherwise requires:

   1.1    "Accounts" means any "Account," as such term is defined in
Section 9-106 of the Code which Debtor may now have or hereafter acquire.

   1.2 "Agreement" means this Security Agreement as modified, amended or restated from time to time as provided for herein.

   1.3 "BOCP II" means Banc One Capital Partners II, Limited Partnership, a Delaware limited partnership, together with its successors and assigns.

   1.4    "Class A Common" shall have the meaning set forth in Paragraph A.

   1.5    "CLass B Common" shall have the meaning set forth in Paragraph A.

   1.6 "Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Ohio. The section numbers used in this Agreement in reference to particular sections of the Code are actually the numbers of sections of the Uniform Commercial Code as approved by the National Conference of Commissioners on Uniform State Laws but are meant as, and are to be construed as, references to the corresponding sections of the Ohio Uniform Commercial Code.

   1.7 "Collateral" shall have the meaning set forth in Section 2 of this Agreement.

   1.8 "Contracts" means agreements, instruments, undertakings, documents, any right of the Debtor to payment for the sale or lease of goods, the rendering of services, or the loaning of money which is at this time unearned, and other agreements in or under which the Debtor may now or hereafter have any right, title or interest.

   1.9 "Debtor" means Corinthian Schools, Inc., a Delaware corporation, together with its successors and assigns.

   1.10 "Equipment" means any "equipment," as such term is defined in Section 9-109(2) of the Code, now or hereafter owned by the Debtor, and shall also mean and include all machinery, equipment, furnishings and fixtures now owned or hereafter acquired by the Debtor.

   1.11 "General Intangibles" means any "general intangibles" as such term is defined in Section 9-106 of the Code, including, without limitation, all patents, trademarks, service marks, trade names, copyrights, permits, licenses, computer software programs, customer lists and information, and any and all rights in intellectual property and goodwill now owned or hereafter acquired by the Debtor.

   1.12   "Instruments" means any "instruments" as such term is defined in
Section 9-109(5) of the Code, now or hereafter owned by the Debtor, wherever located.

   1.13 "Inventory" means any "inventory," as such term is defined in Section 9-109(4) of the Code, now or hereafter owned by the Debtor, wherever located, including Inventory now owned or hereafter acquired by the Debtor or in which the Debtor now or hereafter may acquire any right, title or interest.

   1.14   "Lock Box" shall have the meaning set forth in Section 3.2(a)(iv).

   1.15   "Note(s)" shall have the meaning set forth in Paragraph A.

   1.16 "Obligations" means (i) all amounts owed by the Debtor to the Senior Lender under the Senior Credit Agreement, (ii) all amounts owed by the Debtor to the Secured Parties evidenced by the Notes, (iii) any amounts owed by the Debtor to the Secured Parties under the terms of the Purchase Agreement, and (iv) all other present and future indebtedness and obligations however created, arising or evidenced, direct or indirect, absolute or contingent, due or to become due, now or hereafter existing (other than under the Warrant Certificates).

   1.17 "Parties" means the Debtor, BOCP II and Primus, collectively, and "Party" means any one of the Parties.

   1.18 "Primus" means Primus Capital Fund III Limited Partnership, an Ohio limited partnership, together with its successors and assigns.

   1.19 "Proceeds" means any "proceeds" as such term is defined in Section 9-306 of the Code and, in any event, shall include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition, of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

   1.20 "Purchase Agreement" means the Subordinated Secured Note and Warrant Purchase Agreement by and among the Debtor and the Secured Parties dated as of the date hereof as modified, amended or restated from time to time as provided for therein.

   1.21 "Secured Parties" means BOCP II and Primus in their capacities as purchasers of the Notes and the Warrant Certificates pursuant to the Purchase Agreement.

   1.22 "Senior Credit Agreement" the Credit Facility Agreement dated as of the date hereof between the BOCP II and the Debtor and any extension, renewal or refinancing thereof.

   1.23 "Senior Lender" means BOCP II, in its capacity as lender under the Senior Credit Agreement, together with its successors and assigns.

   1.24   "Senior Loans" shall have the meaning set forth in Paragraph B.

   1.25   "Warrant Certificates" shall have the meaning set forth in Paragraph
A.

   1.26   "Warrant" shall have the meaning set forth in Paragraph A.

   1.27   "Warrant Shares" shall have the meaning set forth in Paragraph A.

     SECTION 2.  GRANT OF SECURITY INTEREST.

     As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce the Senior Lender to enter into the Senior Credit Agreement and the Secured Parties to agree to purchase the Notes and the Warrant Certificates, the Debtor hereby grants (i) to the Senior Lender a first priority security interest in and (ii) to the Secured Parties a second priority interest in all real and personal property of the Debtor, including but not limited to each the Debtor's right, title and interest in, to and under the following, whether now owned or hereafter acquired (collectively, the "Collateral").

          (a)    all Accounts;

          (b)    all Contracts;

          (c)    all Equipment;

          (d)    all General Intangibles;

          (e)    all Inventory;

          (f)    all Instruments;

          (g) all books and records, data processing cards, tapes, tabulating runs, programs and similar material evidencing, securing or relating to any of the foregoing; and

          (h) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.

     SECTION 3.  DEFAULT, ENFORCEMENT, REMEDIES AND APPLICATION OF PROCEEDS.

   3.1 DEFAULT. Upon the occurrence and during the continuation of any of the following events (an "Event of Default"), Debtor shall be in default under this Agreement:

          (a) Any failure or neglect to comply with any of the terms, provisions, representations, warranties or covenants of this Agreement and the continuance of such failure or neglect for thirty (30) days after notice;

          (b)    Any Event of Default under the Senior Credit Agreement;

          (c)    Any Event of Default under the Notes;

          (d)    Any Event of Default under the Purchase Agreement; or

          (e) Any loss, theft or destruction of, or substantial damage to, any material portion of the Collateral not otherwise covered by insurance or the issuance or filing of any attachment, levy, garnishment or other judicial process of, upon, or in respect of, the Debtor or any material portion of the Collateral, which issuance or filing is not dismissed within ninety (90) days.

   3.2    REMEDIES.

          (a) Upon the occurrence and during the continuation of any Event of Default, the Senior Lender and Secured Parties may at their discretion, and without presentment, demand, notice, protest or advertisement:

               (i) declare any and all the Obligations (or any part thereof) to be immediately due and payable, without notice or demand; and/or

               (ii) exercise any of the rights and remedies afforded to them by this Agreement, by the Code, or by other provisions of applicable law, including without limitation the right to take possession and sell, lease, or otherwise dispose of any or all of the Collateral and may offset against the Obligations any amount which may be owing to the Debtor by the Senior Lender or Secured Parties; and/or

               (iii) direct the Debtor to assemble the Collateral and make it available to the Senior Lender and Secured Parties at any place designated by the Senior Lender or Secured Parties which is reasonably convenient to the Debtor; and/or

               (iv) request the Debtor, at the Debtor's sole expense, to establish and maintain a United States Post Office lock box (the "Lock Box"), to which the Senior Lender and Secured Parties shall have exclusive access, and to which the Debtor shall have no access. The Debtor expressly authorize the Senior Lender and Secured Parties, from time to time, to remove all contents from the Lock Box, for disposition in accordance with this Agreement. The Debtor agrees to notify all Account debtors for the receivables and all obligors on Contracts and other parties obligated to it that all payments made on any Account, Contract or invoice shall be remitted, for the credit of the Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices. The Debtor further shall execute all documents, authorizations and other agreements necessary to establish the Lock Box and the Senior Lender and Secured Parties' exclusive access thereto.

          (b) Nothing herein contained is intended, nor should it be construed, to preclude the Senior Lender and Secured Parties from pursuing any other remedy provided by law for the collection of the Obligations or any portion thereof, or for the recovery of any other sums to which the Senior Lender and Secured Parties may be or become entitled for the breach of this Agreement by the Debtor.

          (c) Until termination of this Agreement, the Senior Lender and Secured Parties shall have and may exercise any and all of the rights and remedies given by this Agreement or under any applicable law. This Agreement and all such rights and remedies shall inure to the benefit of the Senior Lender's and Secured Parties' successors and permitted assigns and to any other holder who derives from the Senior Lender or Secured Parties title to or an interest in the Obligations or any portion thereof, and shall bind the Debtor and the successors and assigns of the Debtor.

          (d) In the case of any sale or disposition of the Collateral, or the realization of funds therefrom, the Proceeds thereof shall be applied in the following order of priority: (i) to the payment of the reasonable expenses of such sale, reasonable commissions, reasonable attorneys' fees and all reasonable charges paid or incurred by the Senior Lender pertaining to said sale, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; (ii) to pay, satisfy and discharge Obligations owing to the Senior Lender; (iii) to the payment of the reasonable expenses of such sale, reasonable commissions, reasonable attorneys' fees and all reasonable charges paid or incurred by the Secured Parties pertaining to said sale, including any taxes or other charges imposed by law upon the Collateral and/or the owning, holding or transferring thereof; (iv) to pay, satisfy and discharge Obligations owing to the Secured Parties; and (v) to pay the surplus, if any, to the Debtor; provided that the timing of any application of the Proceeds shall be at the sole and absolute discretion of the Senior Lender and Secured Parties. To the extent such Proceeds do not satisfy the foregoing items, the Debtor hereby promises and agrees to pay any deficiency. Except for Collateral that is perishable or is of a type customarily sold in a recognized market, the Senior Lender and Secured Parties will give the Debtor at least ten (10) days written notice of the time and place of any sale of the Collateral.

   3.3 POWER OF ATTORNEY. The Debtor does hereby appoint the Senior Lender and Secured Parties and their agents as the Debtor's attorney-in-fact upon the occurrence and during the continuation of an Event of Default to: collect, compromise, endorse, sell, service or otherwise deal with Collateral or Proceeds thereof in their own name or in the name of the Debtor; to endorse the name of the Debtor upon any notes, checks, drafts, money orders, or other instruments, documents, receipts or Proceeds of the Collateral that may come into their possession and to apply the same in full or part payment of any amounts owing to the Senior Lender and Secured Parties.

     SECTION 4.  WARRANTIES, COVENANTS AND AGREEMENTS.

     The Debtor warrants, covenants and agrees with the Senior Lender and Secured Parties that from and after the date of this Agreement and until the Obligations are fully satisfied:

   4.1 RECORDS. The Debtor shall keep adequate records of the Collateral in a manner consistent with the reasonable requirements of the Senior Lender and Secured Parties and the requirements of any governmental agency and allow the Senior Lender and Secured Parties, during regular business hours reasonable access to examine, inspect and make abstracts from, or copy any of such books and records.

   4.2 ACCOUNTING. The Debtor shall at the reasonable request of the Senior Lender or Secured Parties, which request shall be made no more frequently than monthly, deliver to it all accounting and other records pertaining to, and all writing evidencing, the Collateral or any portion thereof.

   4.3 COOPERATION. The Debtor will do all acts and things, and will execute all writings as may be reasonably requested by the Senior Lender or Secured Parties to establish, maintain and continue perfected the security interest of the Senior Lender and Secured Parties in the Collateral.

   4.4 DISCHARGE TAXES, ASSESSMENTS, ETC. The Debtor will pay promptly and within the time that they can be paid without interest or penalty, all taxes, assessments and similar imposts and charges which are now, or hereafter during the effective period of this Agreement may become, a lien, charge or encumbrance upon any of the Collateral except to the extent contested in good faith. If the Debtor fails to pay any such taxes, assessments or other charges as they become due the Senior Lender or Secured Parties shall have the option to do so and the Debtor agrees to repay, with interest, at the rate publicly established by Bank One, Columbus, NA from time to time as its prime rate, all amounts so expended by the Senior Lender or Secured Parties.

   4.5 INVENTORY. The Debtor will keep the Inventory in good condition and shall safeguard and shall use all reasonable efforts to protect the same from loss, damage or deterioration from any cause whatsoever, ordinary wear and tear excepted.

   4.6 MAINTENANCE OF EQUIPMENT. The Debtor will keep and maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance and service and all repairs necessary for such purpose.

   4.7 EXPENSES. The Debtor will reimburse the Senior Lender and Secured Parties in accordance with the provisions of the Code for all reasonable expenses, including reasonable attorney fees and legal expenses incurred by the Senior Lender and Secured Parties in seeking to collect the Obligations or any part thereof, or in pursuing any of its rights or remedies hereunder.

   4.8 LIMITATIONS ON DISPOSITIONS OF INVENTORY AND EQUIPMENT. The Debtor will not at any time during a twelve-month period sell, transfer, lease or otherwise dispose of any material portion of the Inventory or Equipment or attempt, offer or contract to do so except for (i) sales of Inventory in the ordinary course of its business and (ii) so long as no Event of Default has occurred and is continuing, the disposition of Equipment which has become worn out or obsolete in the ordinary course of business. For the purpose of this paragraph 4.8, a sale, transfer, lease or other disposition will be deemed of a material portion of Inventory (other than in the ordinary course of business) or of Equipment if such sale, transfer, lease or other disposition of either Inventory or Equipment, or a combination thereof, is in an amount equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000).

   4.9 LIMITATIONS ON DISPOSITIONS OF ACCOUNTS AND CONTRACTS. The Debtor will not at any time during a twelve-month period sell, transfer or otherwise dispose of any material portion of the Accounts or Contracts, or attempt, offer or contract to do so except, so long as no Event of Default has occurred and is continuing, for the disposition of Accounts and Contracts in the ordinary course of business to third party purchasers without recourse to the Debtor. For the purpose of this paragraph 4.9, a sale, transfer or other disposition will be deemed of a material portion of Accounts and Contracts if such sale, transfer, lease or other disposition (other than in the ordinary course of business) of Accounts and Contracts is in an amount equal to or in excess of Five Hundred Thousand Dollars ($500,000).

   4.10 LOCATION OF THE COLLATERAL. The Debtor warrants that the Collateral will be located only at those locations listed on Schedule A attached hereto and incorporated herein by reference and that its principal place of business, and the office where its records relating to the Collateral are kept, is presently located at 1732 Reynolds Street, Irvine, California 92714, and that it has additional places of business as listed in Schedule A attached hereto and incorporated by reference. The Debtor will notify the Senior Lender and Secured Parties in writing of any change in the location of its principal place of business and the office where the records relating to the Collateral and the Collateral is kept within (10) days of any such change.

   4.11 NEGATIVE PLEDGE. The Debtor will not create or permit to be created any lien, encumbrance or security interest of any kind on any of the Collateral other than for the benefit of the Senior Lender and Secured Parties except as permitted by the terms of the Purchase Agreement or unless authorized by the Senior Lender and Secured Parties in writing.

   4.12   NOTICES.

     The Debtor will advise the Senior Lender and Secured Parties promptly, in reasonable detail:

               (i) of any material change in the composition of the Collateral;

               (ii) the occurrence of any other event which is likely to have a materially adverse effect on the aggregate value of the Collateral or on the security interests created hereunder; and

               (iii) any other notices specifically referred to in this Agreement.

     SECTION 5.  TERMINATION.

     This Agreement shall be terminated only upon payment in full of the Obligations. Until terminated, the security interests created hereby shall continue in full force and effect and shall secure and be applicable to all advances now or hereafter made by the Senior Lender or Secured Parties to the Debtor. Upon termination, the Senior Lender and Secured Parties shall cooperate with the Debtor to secure the release of the security interests created hereby, including the execution of any releases of financing statements reasonably requested by the Debtor.

     SECTION 6.  FINANCING STATEMENTS.

          (a) The Debtor agrees to execute, deliver and pay the costs of filing any financing statement, or other notices appropriate under applicable law, in respect of the security interests created pursuant to this Agreement which may at any time be required or be deemed by the Senior Lender or Secured Parties to be necessary or desirable and to execute such other documents as the Senior Lender or Secured Parties shall reasonably request with respect to the security interests created hereunder. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such liens or security interests, the Debtor shall, at its cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Senior Lender or Secured Parties.

          (b) A carbon, photostatic or other reproduction of this Agreement shall be sufficient as a financing statement even though only the original hereof contains an original signature.

     SECTION 7.  WAIVERS.

     The Debtor waives demand, presentment and protest. No delay or omission or forbearance by the Senior Lender or Secured Parties in exercising any rights under this Agreement, the Senior Credit Agreement, the Notes or the Purchase Agreement shall operate as a waiver of the rights of the Senior Lender or Secured Parties under this Agreement, the Senior Credit Agreement, the Notes or the Purchase Agreement or of any other rights and shall not affect, discharge, diminish or impair the Debtor's obligations hereunder or the Obligations. Waiver on any one occasion shall not be construed as a bar to or waiver of any rights or remedy on any future occasion. All the Senior Lender and Secured Parties' rights and remedies, whether evidenced hereby or by any other agreement or note, shall be cumulative and may be exercised singularly or concurrently.

     SECTION 8.  SECURITY INTEREST ABSOLUTE.

          All rights of the Senior Lender and Secured Parties and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of:

   8.1 any lack of validity or enforceability of the Senior Credit Agreement, the Notes or any other agreement or instrument governing or evidencing any Obligations;

   8.2 any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

   8.3 any other circumstance which might otherwise constitute a defense available to, or a discharge of the Debtor.

     SECTION 9.  RELEASE.

     The Debtor consents and agrees that the Senior Lender or Secured Parties may at any time, or from time to time, in its discretion exchange, release and/or surrender all or any of the Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Senior Lender or Secured Parties in connection with all or any of the Obligations, all in such manner and upon such terms as the Senior Lender and Secured Parties may deem proper, and without notice to or further assent from the Debtor; it being hereby agreed that the Debtor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Collateral, and notwithstanding any such exchange, surrender or release. The Debtor hereby waives notice of Debtor of this Agreement, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Debtor. No act or omission of any kind on the Senior Lender or Secured Parties' part shall in any event affect or impair this Agreement.

     SECTION 10.  INDEMNIFICATION.

          The Debtor agrees to indemnify and hold the Senior Lender and Secured Parties harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Senior Lender or Secured Parties, in good faith, in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Collateral as provided herein; provided, however, the Debtor shall not be liable for such indemnification to the Senior Lender or Secured Parties to the extent that such indemnified liability results from the Senior Lender's or Secured Parties' gross negligence or willful misconduct. The Debtor agrees to pay to the Senior Lender and Secured Parties all out-of-pocket costs and expenses, including fees and disbursements of counsel, reasonably incurred by the Senior Lender and Secured Parties in connection with the performance by the Senior Lender and Secured Parties of the provisions of this Agreement and of any transactions effected pursuant to this Agreement. The obligations of the Debtor under this Section shall survive the termination of this Agreement.

     SECTION 11. EQUALIZATION OF AMOUNTS RECEIVED BY SECURED PARTIES.

          Each of the Secured Parties agrees with the other that, with respect to all amounts received by either one of the Secured Parties whether under the Purchase Agreement or this Agreement, will be shared ratably by the Secured Parties in the proportion of 80% to BOCP II and 20% to Primus whether received by voluntary payment, by realization upon security or any other source. Either Secured Party receiving any such non-pro rata amount shall remit to the other Secured Party an amount of cash as shall result in the ratable sharing by the Secured Parties in all amounts so received.

     SECTION 12.  SUBORDINATION BY SECURED PARTIES.

          Each of the Secured Parties shall, and hereby does, subordinate all Obligations owed to either of them by the Debtor in favor of the Obligations owing to the Senior Lender pursuant to the Senior Credit Agreement. Each of the Secured Parties may, however, accept regularly scheduled payments due under the Notes so long as the Debtor is not in default under the Senior Credit Agreement. All payments on account of the Notes accepted by either of the Secured Parties from the Debtor after the Debtor is in default under the Senior Credit Agreement and after such Secured Party has received notice of such default, from whatever source, shall be received by such Secured Party in trust for the benefit of the Senior Lender, shall at all times be and remain the property of the Senior Lender and shall be promptly paid over by such Secured Party to the Senior Lender in exactly the form received.

     SECTION 13.  MISCELLANEOUS.

   13.1 ENTIRE AGREEMENT. This Agreement including the Exhibits or Schedules hereto, constitutes the entire agreement relating to the subject matter hereof among the Parties hereto. Each Party acknowledges that no representation, inducement, promise or agreement has been made, orally or otherwise, by any other Party, or anyone acting on behalf of any other Party, unless such representation, inducement, promise or agreement is embodied in this Agreement expressly or by incorporation.

   13.2 AMENDMENTS AND WAIVERS. This Agreement may not be amended and compliance with any provision of this Agreement may not be waived except in a writing signed by all of the Parties hereto.

   13.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

   13.4 SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

   13.5 THIRD PARTY BENEFICIARIES. The obligations of each Party under this Agreement shall inure solely to the benefit of the other Parties, and no other person or entity shall be a third party beneficiary of this Agreement.

   13.6 RULES OF CONSTRUCTION. Unless otherwise specified, the following rules shall be applied in construing the provisions of this Agreement.

          (a)   Terms that imply gender shall be construed to imply all genders.

          (b) References to Sections, Exhibits or Schedules refer to the numbered Sections of, the Exhibits and the Schedules attached to this Agreement.

          (c) Headings to the various Sections of this Agreement are included solely for purposes of reference and shall be ignored in construing the provisions of this Agreement.

          (d) The Schedules or Exhibits attached to this Agreement are incorporated herein by reference.

          (e) "Herein," "hereto," "hereof" and words of similar import refer to this Agreement.

          (f) The word "and" connotes "each and every", and the word "or" connotes "any one or more".

          (g)   The word "including" connotes "including without limitation".

          (h) Any reference to any law or regulation refers to that law or regulation as amended from time-to-time after the date of this Agreement and to the corresponding provision of any successor law or regulation.

          (i) Any reference to any agreement or other document in this Agreement refers to that agreement or other document as amended from time-to-time after the date of this Agreement.

          (j) The recitals included in this Agreement are the mutual representations of the Parties and are a part of this Agreement.

   13.7 NOTICES. Any notice or other communication required or permitted to be made or given under this Agreement, shall be in writing and shall be deemed to have been received by the Party to whom it is addressed: (i) on the date indicated on the certified mail return receipt if sent by certified mail return receipt requested; (ii) on the date actually received if hand delivered or if transmitted by telefax (receipt of which is confirmed to sender); (iii) three business days after such notice was deposited in the United States Mail postage prepaid; or (iv) one business day after such notice was delivered to an overnight delivery service, addressed, delivered or transmitted in each case as follows:

          IF TO THE SENIOR LENDER AND SECURED PARTIES:

          Banc One Capital Partners II, Limited Partnership
          90 North High Street
          Columbus, Ohio 43215
          ATTENTION: General Counsel
          Telephone: (614) 227-7748
          Telefax:   (614) 227-7750

          Primus Capital Fund III Limited Partnership
          1375 East Ninth Street
          Suite 2700
          ATTENTION: Loyal W. Wilson
          Telephone: (216) 621-2185
          Telefax:   (216) 621-4543

          WITH A COPY TO:

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          ATTENTION: Carter W. Emerson, Esq.
          Telephone: (312) 861-2052
          Telefax:   (312) 861-2200

          IF TO THE DEBTOR:

          Corinthian Schools, Inc.
          1732 Reynolds Street
          Irvine, California 92714
          ATTENTION: David G. Moore
          Telephone: (714) 261-7606
          Telefax:   (714) 222-3513

          WITH A COPY TO:

          O'Melveny & Myers
          610 Newport Center Drive
          Suite 1700
          Newport Beach, California 92660
          ATTENTION: David A. Krinsky, Esq.
          Telephone: (714) 669-7902
          Telefax:   (714) 669-6994

        A Party's address for notice may be changed from time-to-time only by written notice given to each of the other Parties in accordance with this Section.

   13.8 ASSIGNMENT. Neither this Agreement nor any of the rights or duties hereunder may be assigned by any Party without the prior written consent of the other Party, and any assignment attempted without such prior consent shall be null and void.

   13.9 FURTHER ACTS AND DOCUMENTS. Each of the Parties hereby agrees to execute and deliver such further instruments and to do such further acts and things as may be necessary or desirable to carry out the purposes of this Agreement.

   13.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

     SECTION 14.  No Personal Liability.

     Except as specifically provided for in this Agreement, no recourse may be taken, directly or indirectly, with respect to the obligation of the Debtor under the Notes, the Purchase Agreement or this Agreement against any officer or director of the Debtor, and no provision of the Notes, the Purchase Agreement or this Agreement shall be construed as creating any personal liability on the part of any of them, except as such liability may arise as a result of fraud or willful misconduct on the part of such individual.

     The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

DEBTOR:                                      SENIOR LENDER AND
                                             SECURED PARTIES:

CORINTHIAN SCHOOLS, INC.                     BANC ONE CAPITAL PARTNERS II,
                                             LIMITED PARTNERSHIP

                                             By: Banc One Capital Partners II
By:/s/ David G. Moore                        Corporation
   ----------------------------
   David G. Moore, President                 By: /s/ Earle J. Bensing
                                                 ------------------------------
                                             Its: Senior Vice President
                                                 ------------------------------


                                             PRIMUS CAPITAL FUND III,
                                             LIMITED PARTNERSHIP


                                             By: Primus Venture Partners, Inc.

                                             By:_______________________________

                                             Its:______________________________

     The Parties have caused this Agreement to be executed and delivered effective as of the date first written above.

DEBTOR:                                      SENIOR LENDER AND
                                             SECURED PARTIES:

CORINTHIAN SCHOOLS, INC.                     BANC ONE CAPITAL PARTNERS II,
                                             LIMITED PARTNERSHIP


By:____________________________
   David G. Moore, President                 By:  Banc One Capital Partners II
                                             Corporation

                                             By: /s/ Earle J. Bensing
                                                ------------------------------
                                             Its: Senior Vice President
                                                 -----------------------------

                                             PRIMUS CAPITAL FUND III, LIMITED
                                             PARTNERSHIP


                                             By:  Primus Venture Partners, Inc.

                                             By: /s/ Loyal W. Wilson
                                                -------------------------------
                                             Its: President
                                                 ------------------------------

                                  SCHEDULE A

                         ADDITIONAL PLACES OF BUSINESS


                1.   5514 Big Tyler Road
                     Cross Lanes, WV  25313

                2.   825 East Hospitality Lane
                     San Bernardino, CA  92408

                3.   1120 W. La Veta Avenue, Suite 100
                     Orange, CA  92668

                4.   20835 Sherman Way
                     Winnetka, CA  91306

                5.   3622 Fredericksburg Road
                     San Antonio, TX  78201

                6.   2322 Canal Street
                     New Orleans, LA  70119

                7.   803 Diligence Drive
                     Newport News, VA  23606

                8.   731 Market Street
                     San Francisco, CA  94103

                9.   2620 Remico S.W.
                     Wyoming, MI  49509

               10.   2015 Naglee Avenue
                     San Jose, CA  95128

               11.   3505 North Hart Avenue
                     Rosemead, CA  91770

               12.   4212 West Artesia Boulevard
                     Torrance, CA  90504